SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K/A

                                 Amendment No. 2

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 15, 2000
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

On June 15, 2000, Ramtron International Corporation (Nasdaq: RMTR) along with its subsidiary, Enhanced Memory Systems, Inc., announced that Ramtron consummated, by way of a merger, the acquisition of Denver-based Mushkin Inc., a leading e-commerce distributor of high-performance computer components. The merger, which was announced on May 11, 2000, has resulted in Mushkin becoming a wholly owned subsidiary of Ramtron. Ramtron issued approximately 952,000 shares of stock to Mushkin shareholders in the merger. In addition, this acquisition allows Enhanced Memory Systems to establish a strategic distribution channel for high-performance memories and provide the benefits of a direct sales solution to the company's end-users, resellers and OEM
customers.   A copy of the Company's press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.

                                    Page-1

ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

(a)  Financial Statements:

                      REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Mushkin Inc.:

We have audited the accompanying balance sheet of MUSHKIN INC. (a Colorado corporation) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mushkin Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

/S/ Arthur Andersen
Denver, Colorado,
   July 13, 2000.
                                    Page-2

                                 MUSHKIN INC.
                                BALANCE SHEETS

                                                     December 31,   March 31,
                                                        1999          2000
                                                     -----------   -----------
                                                                   (Unaudited)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                          $624,820     $  619,420
   Accounts receivable                                 142,891        522,057
   Inventories                                          29,660        105,900
                                                      --------     ----------
      Total current assets                             797,371      1,247,377

PROPERTY AND EQUIPMENT, net                             40,481         45,813

OTHER ASSETS                                             2,000          2,000
                                                      --------     ----------
      Total assets                                    $839,852     $1,295,190
                                                      ========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                   $117,337        127,811
   Accrued liabilities                                  34,492         21,326
   Distributions payable                                16,000             --
   Note payable, related party                          20,000         20,000
                                                      --------     ----------
      Total current liabilities                        187,829        169,137

Commitments and contingencies (Notes 1 and 4)

STOCKHOLDERS' EQUITY:
   Common stock, no par value, 10,000 shares
     authorized, 2,040 issued and outstanding           38,445         38,445
   Retained earnings                                   613,578      1,087,608
                                                      --------     ----------
     Total stockholders' equity                        652,023      1,126,053
                                                      --------     ----------
     Total liabilities and stockholders' equity       $839,852     $1,295,190
                                                      ========     ==========
The accompanying notes to the financial statements are an integral part of these balance sheets.

                                    Page-3

                                 MUSHKIN INC.
                          STATEMENTS OF OPERATIONS

                                                         Three Months Ended
                                     Year Ended               March 31,
                                    December 31,      -----------------------
                                        1999             1999         2000
                                    ------------      ----------   ----------
                                                             (Unaudited)

REVENUE                              $ 6,226,132      $1,680,736   $2,482,421

COST OF SALES                          4,818,097       1,258,788    1,797,250
                                      ----------      ----------   ----------

GROSS MARGIN                           1,408,035         421,948      685,171

GENERAL AND ADMINISTRATIVE EXPENSES      840,305         156,636      214,479
                                      ----------      ----------   ----------

OPERATING INCOME                         567,730         265,312      470,692

INTEREST EXPENSE, RELATED PARTY           (1,603)           (300)        (300)

OTHER INCOME                              10,734             605        7,168
                                      ----------      ----------   ----------
NET INCOME                            $  576,861      $  265,617   $  477,560
                                      ==========      ==========   ==========

The accompanying notes to the financial statements are an integral part of these statements.

                                    Page-4

                                 MUSHKIN INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY

                                  Common Stock                    Total
                              ------------------   Retained    Stockholders'
                                Shares   Amount    Earnings        Equity
                                ------   ------   ----------   -------------

BALANCES, December 31, 1998     2,040   $38,445    $  146,866   $  185,311

   Distributions                   --        --      (110,149)    (110,149)
   Net income                      --        --       576,861      576,861
                                -----   -------    ----------   ----------
BALANCES, December 31, 1999     2,040    38,445       613,578      652,023

   Distributions (unaudited)       --        --        (3,530)      (3,530)
   Net income (unaudited)          --        --       477,560      477,560
                                -----   -------    ----------   ----------
BALANCES, March 31, 2000        2,040   $38,445    $1,807,608   $1,126,053
  (unaudited)                   =====   =======    ==========   ==========

The accompanying notes to the financial statements are an integral part of these statements.

                                    Page-5

                                 MUSHKIN INC.
                          STATEMENTS OF CASH FLOWS

                                                         Three Months Ended
                                        Year Ended            March 31,
                                       December 31,   -----------------------
                                           1999          1999         2000
                                       ------------   ----------   ----------
                                                             (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                            $ 576,861     $265,617     $477,560
   Adjustments used to reconcile
      net income to net cash provided
      by operating activities:
      Depreciation and amortization        18,869         3,350        6,326
      Provision for bad debts             114,294            --           --
      Changes in assets and liabilities:
         Accounts receivable                   40       (56,994)    (379,166)
         Inventories                        7,162         8,822      (76,240)
         Accounts payable                 (17,361)      (84,648)      10,474
         Accrued liabilities               29,376          (594)     (13,166)
         Other assets                        (410)           --           --
                                         --------      --------     --------
            Net cash provided by
               operating activities       728,831       135,553       25,788
                                         --------      --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment     (26,044)       (3,006)     (11,658)
                                         --------      --------     --------
            Net cash used in
               investing activities       (26,044)       (3,006)     (11,658)
                                         --------      --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions                         (101,149)       (8,011)     (19,530)
                                         --------      --------     --------
            Net cash used in
               financing activities      (101,149)       (8,011)     (19,530)
                                         --------      --------     --------
NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS                          601,638       124,536       (5,400)

CASH AND CASH EQUIVALENTS,
   beginning of period                     23,182        23,182      624,820
                                         --------      --------     --------
CASH AND CASH EQUIVALENTS,
   end of period                         $624,820      $147,718     $619,420
                                         ========      ========     ========
SUPPLEMENTAL CASH FLOW INFORMATION
   Cash paid for interest                $  1,603      $    300     $    300
                                         ========      ========     ========

The accompanying notes to the financial statements are an integral part of these statements.

                                    Page-6

                                 MUSHKIN INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1999
==============================================================================
1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Description of Business -

Mushkin Inc. (the "Company") was founded in Denver, Colorado in 1996 as an on-line distributor of memory module products through its website . The Company's on-line business has expanded to include a wide variety of DRAM and flash memory module products including proprietary modules for Adaptec, Cisco and Sun Microsystems products. The Company also supplies a line of memory tester products and rack-mount components to serve its reseller customers. The Company's customer base includes numerous end-users, resellers and OEMs.

On June 14, 2000, the Company's stockholders entered into a merger transaction among the stockholders, the Company, a wholly owned subsidiary of Ramtron International Corporation ("Ramtron") and Ramtron. On that date, the Company became a wholly owned subsidiary of Ramtron.

The unaudited interim financial statements for the three months ended March 31, 1999 and 2000 have been prepared on the same basis as the audited financial statements and, in the opinion of management, reflect all normal recurring adjustments necessary to present fairly the financial information set forth therein, in accordance with accounting principles generally accepted in the United States. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the operating results to be expected for the year ended December 31, 2000.

Use Of Estimates -

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition -

Revenue from product sales is recognized upon delivery to the customer.

Cash and Cash Equivalents -

For purposes of the statements of cash flows, the Company considers all cash and highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                                    Page-7

Inventories -

Inventories consist of finished goods and are stated at the lower of cost or market value. The first-in, first-out method of costing inventories is used.

Property and Equipment -

Property and equipment is stated at cost and depreciation and amortization is provided using the straight-line method over the estimated useful lives of the respective assets. Maintenance and repairs are expensed as incurred and improvements are capitalized.

The cost of assets sold or retired and the related accumulated depreciation or amortization are removed from the accounts and the resulting gain or loss is reflected in the statements of operations in the period in which such sale or disposition occurs.

Income Taxes -

The Company has elected to be taxed as an S corporation for federal and state income tax purposes. While this election is in effect, the income of the Company (whether distributed or not) will be taxed to its stockholders for federal and state income tax purposes. Accordingly, no provision for income taxes is included in the accompanying financial statements.

Long-Lived Assets -

Long-lived assets and certain identifiable intangibles to be held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any long-lived assets and certain identifiable intangibles to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell.

Fair Value of Financial Instruments -

The Company's financial instruments consist of cash and cash equivalents, short-term trade receivables and payables and a related party note payable. The carrying values of cash and cash equivalents, short-term trade receivables and payables and related party notes payable approximate fair value due to their short-term nature.

Concentration of Credit Risks -

The Company's customer base is comprised primarily of customers who are located throughout the United States. As of and for the year ended December 31, 1999, there were no customers who accounted for more than 10% of accounts receivables or sales.

                                    Page-8

New Accounting Standards -

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133, as amended, is effective for fiscal years beginning after June 15, 2000.

SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. It also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 may not be applied retroactively and must be applied to (i) derivative instruments and (ii) certain derivative instruments embedded in hybrid contracts. With respect to hybrid instruments, a company may elect to apply SFAS No. 133, as amended, to (i) all hybrid contracts,
(ii) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1997, or (iii) only those hybrid instruments that were issued, acquired or substantively modified after December 31, 1998. Management is currently evaluating the effect SFAS No. 133 will have on the Company's financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition" ("SAB No. 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 is effective for the fourth quarter of 2000. SAB No. 101 is not expected to have a material effect on the Company's financial position or results of operations.

2.  PROPERTY AND EQUIPMENT:

Property and equipment consists of the following as of December 31, 1999:

                                  Estimated
                                 Useful Lives
                                  (In Years)
                                 ------------

     Leasehold improvements            3               $  2,587
     Computer equipment                3                 67,713
     Office furniture                  3                  4,857
                                                       --------
                                                         75,157
     Less accumulated depreciation and amortization     (34,676)
                                                       --------
                                                       $ 40,481
                                                       ========

Depreciation and amortization expense for property and equipment was $18,869 for 1999.

                                    Page-9

3.  LINE OF CREDIT:

The Company has obtained a $200,000 line of credit with a bank which expired in March 2000. Subsequent to year end, this line of credit was extended through March 31, 2001. However, it was terminated on June 14, 2000 upon the acquisition of the Company's common stock as described in Note 1. There were no amounts outstanding under this line of credit as of December 31, 1999.

4.  OPERATING LEASES

Operating Leases -

The Company has a commitment under a non-cancelable operating lease for a building expiring in 2001. Minimum future annual lease payments under this lease as of December 31, 1999 are as follows:

                         2000               $18,000
                         2001                19,020
                                            -------
                                            $37,020
                                            =======

Total rent expense on all operating leases was $12,716 for 1999.

5.  RELATED PARTY TRANSACTIONS:

The Company issued a note payable in the amount of $20,000 in 1996 to a relative of the Company's stockholders. This note bore interest at 6% which is paid quarterly. On June 14, 2000, this note payable was paid. Interest expense on this note was $1,200 in 1999.

6.  DEFINED CONTRIBUTION PLAN:

The Company established a simple IRA plan for its employees during 1999, in which substantially all full-time employees are participants. The Company may make, at the Board of Directors' discretion, annual contributions on behalf of each participant. During 1999, the Company charged to expense $21,457 related to 1999 contributions.

                                    Page-10

(b)  Pro Forma Financial Information:

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements give effect to the acquisition of Mushkin Inc. The unaudited pro forma consolidated balance sheet as of March 31, 2000 is presented as if the acquisition had occurred on that date. The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2000 and the year ended December 31, 1999 assumes that the acquisition occurred on January 1, 1999.
The acquisition was recorded as a purchase for accounting purposes and, accordingly, the assets acquired and liabilities assumed have been reflected at their estimated respective fair market values.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Ramtron and Mushkin and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are included in Ramtron's Form 10-K for the year ended December 31, 1999, Form 10-Q for the quarter ended March 31, 2000 or included in this filing. The unaudited pro forma consolidated statements of operations are not necessarily indicative of the financial results that would have occurred had the acquisition been consummated on the dates indicated, nor is it necessarily indicative of future results.

The pro forma adjustments are based on preliminary assumptions and estimates made by Ramtron's management and do not reflect adjustments for anticipated operating efficiencies and cost savings which may be realized as a result of the acquisition.

The actual allocation of the consideration paid by Ramtron for Mushkin may differ from that reflected in the unaudited pro forma consolidated financial statements after a more extensive review of the fair market values of the assets acquired and liabilities assumed has been completed. Amounts allocated will be based upon the estimated fair values at the closing date of the acquisition, which amounts could vary significantly from the amounts at March 31, 2000.

                                    Page-11

                   UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                   March 31, 2000
                                   (in thousands)

                                         Historical           Pro Forma
                                    ----------------  -------------------------
                                    Ramtron  Mushkin  Adjustments  Consolidated
                                    -------  -------  -----------  ------------
ASSETS

Current assets:
   Cash and cash equivalents       $ 9,512   $   619    $             $10,131
   Accounts receivable               2,506       522                    3,028
   Inventories                       4,849       106                    4,955
   Other current assets                232         2                      234
                                    ------   -------    -------       -------
Total current assets                17,099     1,249                   18,348

Property, plant and equipment, net   5,853        46                    5,899
Intangible assets, net               8,479        --      8,940 (a)    17,419
                                    ------   -------    -------       -------
                                   $31,431   $ 1,295    $ 8,940       $41,666
                                   =======   =======    =======       =======

LIABILITIES AND STOCKHHOLDER' EQUITY

Current liabilities:
   Accounts Payable                $ 2,460   $   148    $    66 (a)   $ 2,674
   Accrued liabilities                 828        21                      849
   Deferred revenue                    472        --                      472
                                   -------   -------    -------       -------
Total current liabilities            3,760       169         66         3,995

Long-term promissory note, net of
   debt discount                     5,903        --                    5,903
                                   -------   -------    -------       -------
Total liabilities                    9,663       169         66         9,898

Redeemable preferred stock             829        --                      829
Minority interest in subsidiary        751        --                      751

Stockholders' equity:
   Common stock                        161        38          9 (a)       170
                                                            (38)(c)
   Common stock warrants             1,409        --                    1,409
   Deferred compensation              (818)       --                     (818)
   Additional paid-in capital      187,489        --      9,991 (a)   197,480
   Accumulated earnings (deficit) (168,053)    1,088     (1,088)(c)  (168,053)
                                   -------   -------    -------       -------
Total stockholders' equity          20,188     1,126      8,874        30,188
                                   -------   -------    -------       -------
                                   $31,431   $ 1,295    $ 8,940       $41,666
                                   =======   =======    =======       =======

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                                    Page-12

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the three months ended March 31, 2000
                      (in thousands, except per share data)

                                         Historical           Pro Forma
                                    ----------------  -------------------------
                                    Ramtron  Mushkin  Adjustments  Consolidated
                                    -------  -------  -----------  ------------
Revenue
   Product sales                    $ 2,270   $ 2,482    $           $ 4,752
   License and development fees       2,000        --                  2,000
   Customer-sponsored research
      and development                 1,301        --                  1,301
                                    -------   -------    -------     -------
                                      5,571     2,482                  8,053
                                    -------   -------    -------     -------
Costs and expenses:
   Cost of product sales              1,267     1,797                  3,064
   Research and development           2,139        --                  2,139
   Customer-sponsored research
      and development                 1,178        --                  1,178
   Sales, general and admini-
      strative (exclusive of
      non-cash compensation
      expense shown below)            2,439       214        320(b)    2,973
   Stock based compensation           1,566        --                  1,566
                                    -------   -------    -------     -------
                                      8,589     2,011        320      10,920
                                    -------   -------    -------     -------
Operating profit (loss)              (3,018)      471       (320)     (2,867)

Interest expense, related party        (322)       --                   (322)
Other income, net                       109         7                    116
Minority interest in net loss
   of subsidiary                        222        --                    222
                                    -------   -------    -------     -------
Net profit (loss)                   $(3,009)  $   478    $  (320)    $(2,851)
                                    =======   =======    =======     =======
Net profit (loss) per common share:
   Net profit (loss)                $(3,009)  $   478    $  (320)    $(2,851)
   Dividends on redeemable
      preferred stock                   (25)       --                    (25)
   Accretion of discount on
      redeemable preferred stock         (6)       --                     (6)
                                    -------   -------    -------     -------
Net profit (loss) applicable to
   common shares                    $(3,040)  $   478    $  (320)    $(2,882)
                                    =======   =======    =======     =======
Net loss per common share - basic
   and diluted                      $ (0.20)                         $ (0.18)
                                    =======                          =======
Weight average shares outstanding    15,065                  952(a)   16,017
                                    =======              =======     =======

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                                    Page-13

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the year ended December 31, 1999
                       (in thousands, except per share data)

                                         Historical           Pro Forma
                                    ----------------  -------------------------
                                    Ramtron  Mushkin  Adjustments  Consolidated
                                    -------  -------  -----------  ------------
Revenue
   Product sales                    $13,148   $ 6,226    $           $19,374
   License and development fees       5,200        --                  5,200
   Royalties                          1,501        --                  1,501
   Customer-sponsored research
      and development                 5,022        --                  5,022
                                    -------   -------    -------     -------
                                     24,871     6,226                 31,097
                                    -------   -------    -------     -------
Costs and expenses:
   Cost of product sales              7,978     4,818                 12,796
   Provision for inventory
      write-off                       1,178        --                  1,178
   Research and development           7,170        --                  7,170
   Customer-sponsored research
      and development                 4,880        --                  4,880
   Sales, general and admini-
      strative                        9,490       840      1,277(b)   11,607
                                    -------   -------    -------     -------
                                     30,696     5,658      1,277      37,631
                                    -------   -------    -------     -------
Operating profit (loss)              (5,825)      568     (1,277)     (6,534)

Interest expense, related party        (914)       (2)                  (916)
Other income, net                       541        11                    552
                                    -------   -------    -------     -------
Net profit (loss)                   $(6,198)  $   577    $(1,277)    $(6,898)
                                    =======   =======    =======     =======
Net profit (loss) per common share:
   Net profit (loss)                $(6,198)  $   577    $(1,277)    $(6,898)
   Dividends on redeemable
      preferred stock                  (396)       --                   (396)
   Accretion of discount on
      redeemable preferred stock       (488)       --                   (488)
   Gain on preferred stock
      settlement                      5,047        --                  5,047
                                    -------   -------    -------     -------
Net profit (loss) applicable to
   common shares                    $(2,035)  $   577    $(1,277)    $(2,735)
                                    =======   =======    =======     =======
Net loss per common share - basic
   and diluted                      $ (0.16)                         $ (0.20)
                                    =======                          =======
Weight average shares outstanding    12,815                  952(a)   13,767
                                    =======              =======     =======

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements

                                    Page-14

                        RAMTRON INTERNATIONAL CORPORATION
           NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
===============================================================================

(a)  The purchase price for Mushkin Inc. was derived as follows (in thousands):

      952,380 shares of Ramtron to be issued
      in the merger at $10.50 per share
           Common stock - $0.01 par value                         $     9
           Additional paid-in capital                               9,991
      Estimated fees and expenses to complete the transaction          66
                                                                  -------
                                                                  $10,066
                                                                  =======

     The $10.50 per share price used to value Ramtron common stock is based on a guaranteed minimum value of Ramtron common stock to be issued in the merger. This amount approximates the average closing price of Ramtron's common stock on The Nasdaq Stock Market for the five business days before and after May 11, 2000, the date the terms of the merger were announced.

     The following preliminary allocation of purchase price to assets acquired and liabilities assumed reflects the assumption that current assets and current liabilities are carried at historical amounts which approximate their fair market value. The excess of the purchase price over Mushkin's historical net book value as of March 31, 2000 was allocated to goodwill.

                                            (in thousands)
                                            --------------

            Current assets                     $ 1,249
            Property, plant and equipment           46
            Goodwill                             8,940
            Current liabilities                   (169)
                                               -------
                                               $10,066
                                               =======

(b) Represents the amortization of goodwill using the straight-line method over 7 years.

(c)  Represents the elimination of the historical equity balances of Mushkin.

                                    Page-15

(c)  Exhibits.  The following exhibits are furnished as part of this report:

     Exhibit        Description
     -------        -----------

       2.1 Agreement and Plan of Merger dated May 11, 2000, as amended, among Ramtron, RIC MI Acquisition Inc., Mushkin Inc., William Michael Mushkin and Elizabeth Loring Crane.

       2.2          Amendment No. 1 to Agreement and Plan of Merger dated
                    June 8, 2000.

      99.1           Press Release dated June 15, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ LuAnn D. Hanson
                                              ------------------------------
                                              LuAnn D. Hanson
                                              Acting CFO
Dated:  July 24, 2000

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